EXHIBIT 10.1

2013 FIRST NATIONAL COMMUNITY BANCORP, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

(As adopted October 23, 2013 by the Board of Directors

and approved December 23, 2013 by the Shareholders)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1           Establishment of the Plan. On October 23, 2013, the Board of Directors of First National Community Bancorp (the “Company”) adopted, and on December 23, 2013 the Shareholders of the Company approved, this incentive plan known as the “2013 First National Community Bancorp, Inc. Long-Term Incentive Compensation Plan” (the “Plan”) which permits the grant of long-term incentive and other stock and cash awards. The Plan provides a plan similar to the 2000 Long-Term Incentive Plan, which expired in 2010.

1.2           Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and First National Community Bank (the “Bank”) by providing incentives to Officers, Employees and Directors of the Company and the Bank that will link their personal interests to the financial success of the Company and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and Bank in its ability to attract, motivate and retain the services of Officers, Employees and Directors upon whose judgment, interest, and special effort the successful conduct of business operations is largely dependent.

1.3           Duration of the Plan. The Plan shall be effective as of January 1, 2014 (the “Effective Date”) and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Awards granted under the Plan shall have been paid or otherwise disposed of in accordance with the provisions of the Plan. In no event may an Award be granted under the Plan on or after January 1, 2024 (date which is ten years after plan adoption).

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1           Definitions. Whenever used in the Plan, the following capitalized terms shall have the meanings set forth in this Section 2.1:

(a)          “Award” means and includes, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend or Dividend Equivalent Rights, Stock Awards, Cash Awards or Other Incentive Awards, whether granted on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

1

(b)          “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of an Award, including any amendment or modification of an Award Agreement.

(c)          “Bank” means First National Community Bank.

(d)          “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)          “Cash Award” has the meaning specified in Section 10.1(d).

(f)          “Cause” means the occurrence of either of the following, the result of which is the termination of an Employee’s employment:

(i)          An Employee's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

(ii)         The willful failure by an Employee to substantially perform his or her duties to the Company or Bank, other than a failure resulting from the Employee’s incapacity as a result of Disability, which willful failure results in demonstrable material injury and damage to the Company or Bank.

Notwithstanding the foregoing, an Employee’s employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:

(x)          Questionable judgment on the part of the Employee;

(y)          Any act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Company or Bank; or

(z)          Any act or omission in respect of which a determination could properly be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Bylaws of the Company or Bank or the laws of the Commonwealth of Pennsylvania, or the directors’ and officers’ liability insurance of the Company or Bank, in each case as in effect at the time of such act or omission.

(g)          “Change in Control” means and shall be deemed to have occurred if:

(i) there shall be consummated (1) any consolidation, merger, share exchange, or similar transaction relating to the Company, in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, or (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of U.S. Treasury Regulations; or

2

(ii) any person (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall after the Commencement Date become the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the voting power of then all outstanding securities of the Company entitled to vote generally in the election of directors of the Company (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however that the acquisition by any person or group of persons acquiring beneficial ownership of such level of voting power in connection with a recapitalization transaction or the purchase of newly issued securities directly from the Company, approved by the Company Board in office as of the date of this Agreement (the “Incumbent Board”), shall not be considered a Change in Control, and provided further that any person who becomes a member of the Company Board and whose nomination, election or appointment as a director was approved by at least a majority of the directors comprising the Incumbent Board, or by a nominating committee of the Company Board, the membership of which was approved by at least a majority of the directors comprising the Incumbent Board, shall, be considered as a member of the Incumbent Board; or

(iii) where over a twelve month period, a majority of the members of the Board of Directors of the Company (the “Board”) are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election.

(iv) Notwithstanding the foregoing, if the event purportedly constituting a Change in Control under (i), (ii) or (iii) does not also constitute a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”), then such event shall not constitute a “Change in Control” hereunder. Additionally, no event shall constitute a “Change of Control” under (i), (ii) or (iii) to the extent that the acquisition of beneficial ownership of voting securities of the Company by the person or group results from an acquisition directly from the Company (or from an underwriter with which the Company has entered into an agreement for a firm commitment underwriting of the Company’s securities) in a capital raising transaction, or pursuant to an agreement with the Company to voluntarily convert the Company’s Subordinated Notes due 2019 for voting securities of the Company.

3

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)          “Committee” means the Compensation Committee of the Board of Directors (or any successor committee designated by the Board of Directors to administer the Plan), comprised solely of persons who are “non-employee directors” of the Company who satisfy the definition of “outside director” under Section 162(m) of the Code.

(j)          “Company” means First National Community Bancorp, Inc.

(k)          “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(l)          “Director” means a director of the Company.

(m)          “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

(n)          “Dividend” or “Dividend Equivalent Right” has the meaning specified in Section 10.1(a).

(o)          “Effective Date” means January 1, 2014 if the Plan is approved by the Company’s shareholders at the 2013 annual meeting of shareholders.

(p)          “Employee” means an employee of the Company or Bank, including an employee who is an officer or a Director of the Company or Bank.

(q)          “Fair Market Value” of a share of Common Stock on a given date shall be determined by averaging the “daily average trades” for the 10 trading days preceding the date on which the Option is granted or exercised as reported by the OTCQB (or such other exchange on which the Shares of Common Stock are primarily traded). As of the date of the adoption of this Plan by the Board of Directors, the “Fair Market Value” of a share of common stock is $4.15

(r)          “Incentive Stock Option” or “ISO” means an option to purchase shares of Stock, granted under Article 6, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(s)          “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6, which is not intended to be an Incentive Stock Option.

(t)          “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

4

(u)          “Other Incentive Award” has the meaning specified in Section 10.1.

(v)          “Participant” means an Employee or a Director who has been granted an Award under the Plan.

(w)          “Performance Goal” has the meaning specified in Section 9.8.

(x)          “Performance Period” means a period of time, not less than two years, determined in advance by the Committee in which performance will be measured against Performance Goals. Performance Periods may vary or overlap in duration.

(y)          “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 9.

(z)          “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 9.

(aa)         “Permitted Transferee” means, with respect to a Participant, any of the following:

(i)          Any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships;

(ii)         A trust in which these persons and/or the Participant (collectively at the time of the transfer) have more than 50% of the beneficial interests (taking into account both current and remainder interests);

(iii)        A foundation in which these persons and/or the Participant (collectively at the time of the transfer) control the management of assets; and

(iv)         Any other entity in which these persons and/or the Participant (collectively at the time of the transfer) own more than 50% of the voting interests.

(bb)         “Plan” means this 2013 First National Community Bancorp, Inc. Long-Term Incentive Compensation Plan, as it may from time to time be amended.

(cc)         “Predecessor Plan” means the 2000 First National Community Bancorp, Inc. Long-Term Incentive Plan.

(dd)         “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which shares have been held for a period of not less than six months or such longer or shorter period as the Committee may require or permit.

(ee)         “Restricted Period” means a period of time during which the transfer of shares of Restricted Stock or receipt of shares attributable to a Restricted Stock Unit is restricted, during which period the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8.

5

(ff)         “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(gg)         “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8.

(hh)         “Retirement” means, except to the extent otherwise provided by the Committee in an Award Agreement or any amendment or modification of an Award Agreement:

(i)          In the case of an Employee, termination of employment for any reason (other than by the Company or Bank for Cause) on or after attaining age 65 and having been employed by the Company or Bank for ten or more years or otherwise in accordance with the Company or Bank’s guidelines for early termination of employment as established by the Board from time to time; and

(ii)         In the case of a Director, termination of service as a Director; provided, however, that if a Director resigns prior to reaching the age for mandatory retirement under the Bylaws of the Company or Bank, if a mandatory retirement age is then set forth in the Company or Bank’s Bylaws, such resignation shall not constitute “Retirement”.

(ii)         “Stock” means the Company’s common stock, with a par value in the amount of $1.25.

(jj)         “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 7.

(kk)         “Stock Award” has the meaning specified in Section 10.1(b).

2.2           Gender and Number. Except where otherwise indicated by the context, any masculine term used also shall include the feminine, the plural shall include the singular, and vice versa.

2.3           Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1           Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:

(a)          Select the persons to be granted Awards under the Plan;

6

(b)          Determine the terms, conditions, type and amount of Awards to be made to each person selected;

(c)          Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(d)          Establish objectives and conditions for earning Awards;

(e)          Determine the terms of each Award Agreement and any amendment or modification of any Award Agreement (which shall not be inconsistent with the Plan);

(f)          Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(g)          Determine if and when an Award may be deferred;

(h)          Determine whether the amount or payment of an Award should be reduced or eliminated; and

(i)          Determine the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or Section 9.4) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2           Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3           Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan except as set forth in this Section 3.3. The Committee may delegate to the Bank’s Chief Executive Officer or to other officers of the Company or Bank its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are Covered Employees. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established by the Committee from time to time.

7

3.4           Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee:

(a)          All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present;

(b)          A majority of the entire Committee shall constitute a quorum for the transaction of business; and

(c)          Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5           Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1           Number of Shares.

(a)          Subject to adjustment as provided in Section 4.2, the total number of shares of Stock subject to Awards under the Plan shall be 1,200,000 shares. There are no shares remaining available for awards under the Predecessor Plan as of the Effective Date given the expiration of that Predecessor Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)          To the extent that shares of Stock subject to an outstanding Award are not issued by reason of:

(i)          The forfeiture, termination, surrender, cancellation or expiration while unexercised of such award;

(ii)         The tendering (by either actual delivery or by attestation if permitted by the Committee) or withholding of shares of Stock to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award;

(iii)        The settlement in cash in lieu of Stock or settlement in a manner such that some or all of the shares of Stock covered by the Award are not issued to a Participant; or

(iv)         An exchange for a grant under the Plan that does not involve Stock.

8

Such shares of Stock shall immediately again be available for Awards under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum, as it may deem appropriate.

(c)          Shares of Stock issued in connection with awards that are assumed, converted or substituted for pursuant to a merger, acquisition or similar transaction entered into by the Company shall not reduce the number of shares available for Awards under the Plan.

(d)          Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i)          All shares of Stock that may be issued under the Plan may be issued pursuant to SARS or Options, and all Options may be ISOs.

(ii)         With respect to Awards other than SARs and Options, not more than 75% percent of the total number of shares of Stock that may be issued under the Plan may be issued pursuant to such other Awards.

(iii)        The maximum number of shares of Stock that may be covered by Awards granted under the Plan to any single Participant shall be 50,000 shares during any one calendar year. For purposes of applying the limitations set forth in this subparagraph (iii), if an Award, including, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in shares of Stock or the amount of the payment to be made thereunder shall be determined by reference to the value of shares of Stock, then such Award shall be counted in the year the Award is granted as covering the number of shares set forth in the Award. If an Award is granted in tandem with a SAR so that the exercise of the Award right or SAR with respect to a share of Stock cancels the tandem SAR or Award right, respectively, with respect to such share, the tandem Award right and SAR with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subparagraph (iii).

4.2           Adjustments in Authorized Shares. If any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock shall occur, such adjustment shall be made in the number of shares of Stock set forth in Section 4.1(a), in the number of shares of Stock set forth in Section 4.1(d)(iii), and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

9

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1           Eligibility. Persons eligible to participate in the Plan include all Employees and Directors as selected and approved by the Committee in its sole discretion.

5.2           Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and determine the nature and amount of each Award.

ARTICLE 6. OPTIONS

6.1           Grant of Options. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Options to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, without limitation, ISOs and NQSOs. Only Employees may receive an Award of ISOs.

6.2           Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock covered by the Option, the vesting schedule by which the Option becomes exercisable, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option, the Option shall be a Nonqualified Stock Option.

6.3           Option Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of Fair Market Value on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option exercise price, nor may any Option be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s shareholders, except under Section 4.2 of the Plan.

6.4           Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no ISO shall be exercisable later than ten years after the date of its grant, and no NQSO shall be exercisable later than ten years and one month after the date of its grant.

6.5           Exercise of Options. Options shall vest and be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants; provided, however, that no Option shall vest in whole or in part before one year from the date of grant or later than eight years from the date of grant.

10

6.6           Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Stock with respect to which the Option is being exercised, accompanied by full payment of the Option exercise price for such shares. Full payment shall be made:

(a)          In cash or its equivalent, including, without limitation, delivery of a properly completed exercise notice and any withholding taxes due;

(b)          By delivery (or deemed delivery through attestation if permitted by the Committee) of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option exercise price;

(c)          By having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the Option is exercised equal to the total Option exercise price, if permitted by the Committee;

(d)          By such other methods as the Committee deems appropriate; or

(e)          By a combination of (a), (b), (c) or (d).

As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates representing the shares of Stock purchased by the Option exercise, issued in the Participant’s name.

6.7           Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws or such restrictions as are referred to in Section 13.7.

6.8           Special Provisions Applicable to ISOs. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), an Award of Incentive Stock Options shall be subject to the following:

(a)          If the total Fair Market Value of the shares of Stock (determined at the time the Options are exercised) subject to ISOs held by a Participant that first become exercisable during any calendar year exceeds $100,000 (or such other amount as shall then be the maximum allowable under the Code for ISO treatment of such Options), then the portion of such ISOs equal to such excess shall be NQSOs.

(b)          An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of Fair Market Value.

11

(c)          No ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than five years after the date of its grant.

6.9           Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

6.10         Transferability of Options.

(a)          Except as provided in this Section 6.10 or as the Committee may permit, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All Options granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant.

(b)          Notwithstanding the foregoing, a Participant may transfer and assign the Participant’s rights and interests in a NQSO to a Permitted Transferee, including the right to exercise such Option, provided that:

(i)          The transfer does not result in the reacquisition of such Option by the Company, other than in a fiduciary capacity;

(ii)         The transfer is for no value or other consideration;

(iii)        The transferred Option covers at least 1,000 shares of Stock;

(iv)         The Participant concurrently pays to the Company such administrative fee with respect to the transfer as the Committee shall then require to be paid; and

(v)          All other terms and conditions of such Option, including those conditions related to the Participant’s employment, remain in effect.

(c)          Any such transfer shall only be effective upon receipt by the Committee, or its delegate, of an acceptable written notice of transfer in such form as the Committee may require. The Committee may impose such additional restrictions and requirements on transferability as it may deem appropriate, necessary or advisable, including, without limitation, requiring satisfactory written undertakings from the Participant with regard to payment of required tax withholdings at the time of exercise of the transferred Option. The Committee may also establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable.

12

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to SARs granted to any Participant.

7.2           Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

7.3           Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a share of Stock on the date of exercise and the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant); by

(b)          The number of shares of Stock with respect to which the SAR is exercised.

7.4           Form of Payment. Payment to a Participant of the amount due upon exercise of a SAR will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 7.3, unless the Committee otherwise provides for payment in cash in the applicable Award Agreement or any amendment or modification of the Award Agreement.

7.5           Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable later than the ten years after the date of its grant.

7.6           Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 11.

7.7           Non-Transferability of SARs. Except as may be permitted by the Committee in the Award Agreement or any amendment or modification of such Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1           Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine.

13

8.2           Restrictions on Transfer. Except as otherwise provided in this Article 8, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant.

8.3           Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable. The Committee may place restrictive legends on certificates representing shares of Restricted Stock and/or record stop transfer orders with respect to such shares to give appropriate notice of such restrictions.

8.4           Custody. Any stock certificates evidencing such shares of Restricted Stock shall be held in custody by the Company until the restrictions thereon shall have lapsed, and, as a condition of any grant of Restricted Stock, the Participant shall deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.5           End of Restricted Period. Except as otherwise provided in this Article 8, after the last day of a Restricted Period, shares of Restricted Stock covered by such Restricted Period shall become freely transferable by the Participant, and the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit covered by such Restricted Period. Once the shares are released from the restrictions, the Participant shall be entitled to have any restrictive legend removed from the certificates and any stop transfer order regarding such shares cancelled. If delivery of the shares is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents during the deferral period.

8.6           Voting Rights. During the Restricted Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless otherwise specified in the applicable Award Agreement.

8.7           Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held, unless otherwise specified by the Committee in the applicable Award Agreement. If any such dividends or distributions are paid in shares of Stock, the shares or, if applicable, Restricted Stock Units equal to the number of such shares, shall be subject to the same restrictions on transfer as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

14

8.8           Termination of Employment or Service. The disposition of shares of Restricted Stock and/or Restricted Stock Units held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1           Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions of such Awards, except that the maximum dollar amount of Performance Units that may be granted to any single Participant shall be $200,000 during any one calendar year.

9.2           Value of Performance Units and Performance Shares. The Committee shall set Performance Goals over Performance Periods determined in advance by the Committee. Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company and/or Bank, of one or more certain performance criteria and objectives described in Section 9.8. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance, which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

9.3           Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive its value as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made except upon written certification by the Committee that the applicable performance Goal or Goals have been satisfied to a particular extent.

9.4           Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units or Performance Shares, at any time or from time to time, including, without limitation, the Performance Goals.

15

9.5           Form and Timing of Payment. The payment described in Section 9.3 shall be made in cash, Stock, or a combination of cash and Stock as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

9.6           Termination of Employment or Service. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or termination of service as a Director shall be determined in accordance with Article 11.

9.7           Non-Transferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution until termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

9.8           Performance Goals.

(a)          For purposes of the Plan, including, without limitation, Awards of Performance Shares and Performance Units and other performance-based Awards, “Performance Goals” means the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Restricted Period or Performance Period, as the case may be, as a condition to the Participant’s receipt of shares of Stock, Restricted Stock Units, or cash with respect to such Award.

(b)          The criteria or objectives for an Award shall be determined by the Committee in writing; shall be measured for achievement or satisfaction during the Restricted Period or Performance Period which the Committee established for such Participant to satisfy or achieve such criteria and objectives; may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure; and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee; provided, however, that such criteria and objectives relate to one or more of the following:

•	total shareholder return;
•	earnings per share;
•	net income;
•	expenses;
•	market share;
•	customer satisfaction measures;
•	customer profitability measures;
•	charge-offs;
•	loan loss reserves;
•	non-performing assets;

16

•	return on assets;
•	return on equity;
•	return on tangible equity;
•	one or more operating ratios;
•	assets;
•	deposits;
•	loans;
•	asset quality levels;
•	interest-sensitivity gap levels;
•	Fair Market Value;
•	value of assets;
•	investment return;
•	regulatory compliance;
•	satisfactory internal or external audits;
•	achievement of balance sheet objectives;
•	achievement of income statement objectives; or
•	achievement of mergers, acquisitions or similar business transactions.

(c)          Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a business or operating segment, line of business, other unit or the Company or Bank generally, and may, but need not be, based upon a change or an increase or positive result.

(d)          In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform to the standards and provisions of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards and provisions, including, without limitation, providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 9.8 established by the Committee not later than 90 days after the Performance Period or Restricted Period applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). For purposes of this Section 9.8, performance criteria and objectives will be deemed to be objective if, and only if, an independent third party having knowledge of the relevant facts would be able to determine whether the goal has been met. Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result of such achievement, provided the Committee may reduce, but not increase, such amount.

17

ARTICLE 10. OTHER INCENTIVE AWARDS

10.1         Grant of Other Incentive Awards. Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Other Incentive Awards to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. Other Incentive Awards include, without limitation:

(a)          Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in shares of Stock, cash or in a combination of both, with respect to any new or previously existing Award.

(b)          Stock Award. An unrestricted transfer of ownership of shares of Stock.

(c)          Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period, or that may be earned under a bonus or incentive plan or program.

(d)          Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.1.

10.2         Terms of Other Incentive Awards. Other Incentive Awards may be made in tandem with, in replacement of, or as alternatives to, Awards under Articles 6, 7, 8 or 9 of the Plan or of any other incentive or employee benefit plan of the Company or Bank. An Other Incentive Award may provide for payment in cash or in shares of Stock or a combination thereof.

10.3         Limitations. The number of shares of Stock covered by any Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(d)(iii). The dollar amount covered by any Cash Award or Other Incentive Award granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 9.1.

10.4         Termination of Employment or Service. The disposition of Other Incentive Awards held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 11. TERMINATION OF EMPLOYMENT OR SERVICES

11.1         Voluntary Termination, Termination for Cause, or Other Termination Not Due to Death, Disability or Retirement. Subject to Section 11.3, if a Participant voluntarily terminates employment not qualifying as Retirement, or if the Company or Bank terminates a Participant’s employment for Cause, or if a Participant’s service as a Director terminates for any reason other than death, Disability or Retirement:

18

(a)          Each vested SAR and Option may be exercised on or before the earlier of the expiration date of the SAR or Option or three months following the date of termination, except that any SAR and/or Option held by an Employee who is terminated for Cause shall immediately lapse and be cancelled;

(b)          Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c)          All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d)          No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.

11.2         Involuntary Termination Not for Cause or Termination Due to Death, Disability or Retirement. Subject to Section 11.3, if the Company or Bank terminates a Participant’s employment not for Cause, or if a Participant’s employment or a Participant’s service as a Director terminates due to death, Disability or Retirement:

(a)          Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or three years following the date of termination;

(b)          Any remaining Restricted Period applicable to shares of Restricted Stock or Restricted Stock Units under Section 8.2 shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Restricted Period, further adjusted based on the achievement of any applicable performance restrictions, as computed by the Committee, and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable on the date that other participants who remained employed had restrictions met, and distribution of shares with respect to Restricted Stock Units shall occur pursuant to Section 8.5;

(c)          Each Performance Unit or Performance Share held by the Participant shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d)          No amounts shall be earned or payable under any Other Incentive Award except as may be otherwise determined by the Committee.

19

11.3         Effect of Termination of Employment or Service.

(a)          Subject to the provisions of subparagraphs (b) and (c),the disposition of each Award held by a Participant if there is a termination of the Participant’s employment or a termination of the Participant’s service as a Director shall be as determined by the Committee and set forth in the applicable Award Agreement or in any amendment or modification of an Award Agreement, which disposition may differ from the provisions of Sections 11.1 and 11.2. To the extent the applicable Award Agreement or an amendment or modification of an Award Agreement does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.1 and 11.2.

(b)          Nothwithstanding anything to the contrary contained herein, for any Award granted or made while the Company is prohibited, pursuant to 12 CFR Part 359, from making or agreeing to make a “golden parachute payment” as defined in 12 CFR §359.1(f) without prior regulatory approval (the period of such prohibition being a “period when the Company is subject to Part 359):

(1)	in the event that a Participant’s employment is terminated for a reason other than death or Disability, then no SAR or Option subject to such Award held by such Participant which is not exercisable immediately prior to the Participant’s termination of employment should become exercisable upon or following such termination of employment, and any such unexercisable SARs and Options shall be forfeited upon termination of employment.

(2)	in the event that a Participant’s employment is terminated for a reason other than death or Disability, then any shares of Restricted Stock or Restricted Stock Units, the restrictions on which have not been satisfied as of the date of such Participant’s termination of employment, shall not be deemed to have been earned and shall be forfeited as of the date of such participant’s termination of employment.

(c)   Notwithstanding anything to the contrary contained herein:

(1)	no SAR or Option shall become exercisable prior to the date set forth in the original Award Agreement relating to such SAR or Option as a result of the termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, of the Participant holding such SAR or Option, and any such unexercisable SARs and Options shall be forfeited upon termination of employment

(2)	no shares of Restricted Stock or Restricted Stock Units the restrictions on which have not been satisfied as of the date of a Participant’s termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, shall be deemed to be earned on a pro rata basis or otherwise, and such unearned shares of Restricted Stock or Restricted Stock Units shall be forfeited upon termination of employment.

20

ARTICLE 12. BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a Will or living trust) to whom any benefit under the Plan is to be paid in case of the Participant’s death before receipt of any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13. RIGHTS OF PARTICIPANTS

13.1         Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or Bank to terminate any Participant’s employment or service as a Director at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director of the Company or Bank.

13.2         Participation. No Employee or Director shall have a right to be selected as a Participant, or, having been so selected one or more times, to be selected again as a Participant.

13.3         No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment to the Plan shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and conditions of the Plan. Except as expressly provided in the Plan, the Bank shall not be required or be liable to make any payment under the Plan.

13.4         No Right to Company or Bank Assets. No Participant or any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or Bank whatsoever including, without limitation, any specific funds, assets, or other property which the Company or Bank, in its sole discretion, may set aside in anticipation of a liability under any Award. Any benefits which become payable under any Award shall be paid from the general assets of the Bank. The Participant shall have only a contractual right to the amounts, if any, payable to the Participant, unsecured by any asset of the Bank. Nothing contained in the Plan constitutes a guarantee by the Bank that the assets of the Bank shall be sufficient to pay any benefit to any person.

13.5         Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of shares of Stock with respect to any Award unless and until shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. Fractional shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the shares of Stock are uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such shares.

21

13.6         Election to Defer. The receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award may be deferred at the election of the Participant pursuant to any applicable deferral plan that may be established by the Company. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or under the applicable deferral plan (taking into account potential tax treatment under the provisions of Code Section 409A).

13.7         Other Restrictions and Limitations. The Committee may impose such restrictions and limitations on any Awards as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, Stock ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants, and may place restrictive legends on certificates representing shares of Stock issued in connection with an Award and/or issue stop transfer orders with respect to such shares to give appropriate notice of any such restrictions.

ARTICLE 14. CHANGE IN CONTROL

14.1         Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Stock-based Awards shall immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, provided, however, that:

(1) no Stock-based Award granted or made during a period when the Company is subject to Part 359 shall be subject to acceleration of vesting pursuant to this Section; and

(2)         no Stock-based Awards, whenever granted or made, shall vest pursuant to this Section if the Change in Control occurs during a period when the Company is subject to Part 359.

14.2         Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Awards granted under the Plan which are subject to Performance Goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of (i) the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control; or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares, provided, however, that:

(1) no Award subject to Performance Goals granted or made during a period when the Company is subject to Part 359 shall be subject to immediate payout pursuant to this Section; and

22

(2)         no Awards subject to Performance Goals, whenever granted are made, shall be immediately paid out pursuant to this Section if the Change in Control occurs during a period when the Company is subject to Part 359.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1         Amendment, Modification and Termination of Plan. The Board may terminate the Plan in whole or in part at any time. The Board may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(i)          Except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(ii)         Expand the types of Awards available to Participants under the Plan;

(iii)        Materially expand the class of persons eligible to participate in the Plan;

(iv)         Delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which shares of Stock may be offered under Options; or

(v)          Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such amendment is required under applicable law, rules or regulations.

15.2         Amendment or Modification of Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.

15.3         Effect on Outstanding Awards. No amendment, modification or termination of the Plan pursuant to Section 15.1, or amendment or modification of an Award pursuant to Section 15.2, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby. The Board may not unilaterally revoke, cancel or terminate any outstanding Options, Restricted Stock, Restricted Stock Units or other Awards granted under this Plan.

23

ARTICLE 16. WITHHOLDING

16.1         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or Bank, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

16.2         Stock Delivery or Withholding. With respect to tax withholdings required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company or Bank withhold from delivery shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction (or such greater amount as the Committee may permit). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. SUCCESSORS

All obligations of the Company under the Plan and under all Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. GOVERNING LAW

18.1         Requirements of Law. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

18.2         Governing Law. The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

18.3         Code Section 409A. Awards are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Awards made hereunder shall be interpreted accordingly; provided that to the extent any award or payment under this Plan or under any Award constitutes “nonqualified deferred compensation,” then this Plan and the award are intended to comply with Code Section 409A and shall be interpreted accordingly.

24